SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RLJ LODGING TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-4706509
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3 Bethesda Metro Center Suite 1000 Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
$1.95 Series A Cumulative Convertible Preferred Shares	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333- 218439

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.               Description of Registrant’s Securities to be Registered.

A description of the preferred shares to be registered hereunder is contained in the section entitled “Description of RLJ Capital Shares—Preferred Shares” in the Registrant’s joint proxy statement / prospectus dated July 18, 2017, as filed with the U.S. Securities and Exchange Commission on July 18, 2017 under Rule 424(b)(3), which description is incorporated herein by reference.

Item 2.               Exhibits.

Exhibit No.	Description

3.1

Articles of Amendment and Restatement of Declaration of Trust of RLJ Lodging Trust (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-11 (File No. 333-172011) filed on May 5, 2011)

3.2

Articles of Amendment to Articles of Amendment and Restatement of Declaration of Trust of RLJ Lodging Trust (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 7, 2015)

3.3

Articles of Amendment to Articles of Amendment and Restatement of Declaration of Trust of RLJ Lodging Trust (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 5, 2016)

3.4

Articles Supplementary to Articles of Amendment and Restatement of Declaration of Trust (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 26, 2015)

3.5*	Articles Supplementary designating RLJ Lodging Trust’s $1.95 Series A Cumulative Convertible Preferred Shares, par value $0.01 per share

3.6	Third Amended and Restated Bylaws of RLJ Lodging Trust (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 5, 2016)

4.1	Form of Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11/A (File. No. 333-172011) filed on April 29, 2011)

4.2*	Form of stock certificate evidencing the $1.95 Series A Cumulative Convertible Preferred Shares, par value $0.01 per share

4.3

Registration Rights Agreement, dated May 16, 2011, by and among RLJ Lodging Trust and the persons listed on Schedule I thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on May 19, 2011)

4.4

Registration Rights Agreement, dated May 16, 2011, by and among RLJ Lodging Trust and the persons listed on Schedule I thereto (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on May 19, 2011)

* Filed herewith.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

August 30, 2017	/s/ Frederick D. McKalip
Frederick D. McKalip
Senior Vice President and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description

3.1

Articles of Amendment and Restatement of Declaration of Trust of RLJ Lodging Trust (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-11 (File No. 333-172011) filed on May 5, 2011)

3.2

Articles of Amendment to Articles of Amendment and Restatement of Declaration of Trust of RLJ Lodging Trust (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 7, 2015)

3.3

Articles of Amendment to Articles of Amendment and Restatement of Declaration of Trust of RLJ Lodging Trust (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 5, 2016)

3.4

Articles Supplementary to Articles of Amendment and Restatement of Declaration of Trust (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 26, 2015)

3.5*	Articles Supplementary designating RLJ Lodging Trust’s $1.95 Series A Cumulative Convertible Preferred Shares, par value $0.01 per share

3.6	Third Amended and Restated Bylaws of RLJ Lodging Trust (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 5, 2016)

4.1	Form of Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11/A (File. No. 333-172011) filed on April 29, 2011)

4.2*	Form of stock certificate evidencing the $1.95 Series A Cumulative Convertible Preferred Shares, par value $0.01 per share

4.3

Registration Rights Agreement, dated May 16, 2011, by and among RLJ Lodging Trust and the persons listed on Schedule I thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on May 19, 2011)

4.4

Registration Rights Agreement, dated May 16, 2011, by and among RLJ Lodging Trust and the persons listed on Schedule I thereto (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on May 19, 2011)

* Filed herewith.

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